EXHIBIT 10.2

                          CAPITAL CITY BANK GROUP, INC.
                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

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                          CAPITAL CITY BANK GROUP, INC.
                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

         1. Purpose. This Non-Employee Director Compensation Plan (this "Plan") is being adopted to attract and retain as members of the Board of Directors of Capital City Bank Group, Inc. (the "Company") persons who are not employees of the Company or any of its subsidiaries, but whose business experience and judgment are a valuable asset to the Company and its subsidiaries. The compensation set forth in this Plan is effective as of January 1, 2006.

         2. Eligibility. Each member of the Company's Board of Directors who is not an employee of the Company or any of its subsidiaries (the "Non-Employee Directors") shall be eligible to participate in the Plan.

         3. Annual Retainer. Each Non-Employee Director shall receive an annual retainer in the amount of $12,000, payable in January for the upcoming year. In the event that a Non-Employee Director fails to serve as a director on the Company's Board of Directors for the entire year due to the director's death, retirement, resignation, failure to be reelected, removal or otherwise, the Company, at its option, may require the Non-Employee Director to reimburse the Company the unearned pro rata portion of the annual retainer.

         4. Equity Compensation. Each Non-Employee Director shall receive an annual stock grant of 400 shares of the Company's common stock, issued pursuant to the Company's 2005 Director Stock Purchase Plan ("DSPP") the terms and conditions of which are hereby incorporated into this Plan. In the event of a conflict between the DSPP and this Plan, the terms and conditions of the DSPP shall control. Under the terms of the DSPP, each Non-Employee Director has the opportunity to participate in the DSPP under two separate options. The first option, Option A, permits Non-Employee Directors to make an election ("Option A Participants") each January indicating the dollar amount of his or her annual retainer and fees received from serving as a director in the preceding year which he or she would like to be applied to the purchase of shares of Common Stock. The second option, Option B, permits Non-Employee Directors to make an election ("Option B Participants") each December indicating the percentage of his or her annual retainer and fees to be received from serving as a director in the upcoming year which he or she would like to be applied to the purchase of shares of Common Stock. Option A Participants will receive their annual stock grant each January for the preceding year's service as director. Option B Participants will receive their annual stock grant in four equal quarterly installments during the year to which the Non-Employee Director's service relates.

         5. Additional Annual Retainers. Certain additional retainers will be paid in cash as follows, if applicable, payable in January for the upcoming year:

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Lead Director                                             $ 2,000
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Audit Committee Chair                                       6,000
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Compensation Committee Chair                                4,000
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Corporate Governance Chair                                  2,000
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Nominating Committee Chair                                  2,000
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Audit Committee Member                                      6,000
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Compensation Committee Member                               4,000
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Corporate Governance Member                                 2,000
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Nominating Committees Member                                2,000
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In the event that a Non-Employee Director fails to serve as a Chair or as a member on the committee of the Company's Board of Directors for which he or she was paid an additional annual retainer or as Lead Director, as the case may be, for the entire year due to the director's death, retirement, resignation, failure to be reelected, removal, or otherwise, the Company, at its option, may require the Non-Employee Director to reimburse the Company the unearned pro rata portion of the additional annual retainer.

         6. Meeting fees. Each Non-Employee Director shall receive $750 for each Board meeting attended whether in-person or telephonically, payable within 30 days of the meeting attended.

         7. Executive Sessions. Non-Employee Directors shall not receive any compensation for attendance at executive sessions of the non-management directors.

         8. Travel Reimbursements. Non-Employee Directors shall not receive any reimbursement for travel expenses related to attendance at meetings (including Board, committee, and shareowner meetings), unless approved by the Compensation Committee.

         9. Interpretation. Any dispute or ambiguity concerning the application of the terms of this Plan shall be resolved by a determination of the Board of Directors of the Company, in its sole discretion.

         10. Administration and Amendment. The Compensation Committee shall administer this Plan and shall have the discretion to submit for approval by the Board of Directors any amendments or modifications to this plan at any time. The Board of Directors of the Company must approve any amendments to this Plan. The Board of Directors may terminate this Plan at any time.

         11. No Other Rights Conferred. Establishment of the Plan and coverage hereunder of any person shall not be construed to confer any right on the part of such person to be nominated for reelection to the Board of Directors of the Company, or to be reelected to the Board of Directors.

               Adopted By the Board of Directors on March 23, 2006